FOR IMMEDIATE RELEASE

Contacts:    Martha Fleming, Steve Brolly
Fidelity Southern Corporation (404) 240-1504

FIDELITY SOUTHERN CORPORATION EARNS $9.2 MILLION
IN THIRD QUARTER
ATLANTA, GA (October 15, 2015) – Fidelity Southern Corporation (“Fidelity” or the “Company”) (NASDAQ: LION), holding company for Fidelity Bank (the “Bank”), today reported financial results for the quarter and nine months ended September 30, 2015.
KEY RESULTS

•	Net income of $9.2 million and $32.4 million, or $0.39 and $1.42 per diluted share, for the quarter and nine months ended September 30, 2015

•	Return on Average Assets of 1.07% and 1.33% for the quarter and nine months ended September 30, 2015

•	Loan portfolio increased by $96.1 million, or 3.3%, during the quarter and $583.2 million, or 24.3%, year over year, to $3.0 billion

•	Loans serviced for others grew by $485.3 million, or 6.7%, during the quarter and $1.5 billion, or 23.9%, year over year, to $7.8 billion

•	Total deposits increased by $272.8 million or 10.3%, during the quarter and $452.7 million, or 18.4%, year over year, to $2.9 billion

•	In September 2015, the Bank acquired eight branches from First Bank, a Missouri bank, in the Sarasota-Bradenton, Florida area with total deposits of $151.3 million and loans of $30.2 million

•
Subsequent to quarter end, the Bank acquired approximately $255 million in assets, including $162 million in loans, and assumed approximately $280 million in customer deposits of The Bank of Georgia under an FDIC assisted transaction in October 2015

Fidelity's Chairman, Jim Miller, said, "We continue to earn our way in a zero interest rate environment focused on a good rate of return for our shareholders and on making credit more widely available. We opened branches in Berkeley Lake and Snellville and eight offices in Sarasota-Bradenton, then in October purchased from the FDIC The Bank of Georgia and its seven offices. The run up in mortgage and indirect gave us spectacular income last quarter but slowed in the third quarter. However, our mortgage platform appears uniquely attractive in the industry. Significant producers joined us in Virginia, the Carolinas, and Florida and production will continue to expand year over year. Fidelity’s strategy of steady sustainable growth and superior income continues."

BALANCE SHEET
Total assets at September 30, 2015, grew to $3.5 billion, an increase of $124.5 million, or 3.7%, compared to June 30, 2015, and $637.9 million, or 22.3%, compared to September 30, 2014. These increases are primarily attributable to an increase in loan production, mainly in indirect and mortgage loans held for investment.
The acquisition of eight branches in Florida in September 2015 from First Bank, a Missouri bank, increased the deposit base by $151.3 million and added loans of $30.2 million. The cash from the acquired deposits was used to decrease other borrowings, which decreased $166.3 million during the quarter.
Loans
Total loans held for investment at September 30, 2015, grew to $2.6 billion, an increase of $230.7 million, or 9.6%, compared to June 30, 2015, and $568.0 million, or 27.4%, compared to September 30, 2014.
Continued strong auto sales and overall mortgage volume were the main drivers of the growth in indirect and mortgage loans. Indirect loans grew by $118.0 million and $312.2 million, or 9.2% and 28.7%, respectively, and mortgage loans increased by $59.9 million and $164.0 million, or 20.1% and 84.6%, respectively, compared to June 30, 2015 and September 30, 2014.
Servicing rights showed steady growth as well, growing to $82.7 million at September 30, 2015, an increase of $5.0 million, or 6.5%, compared to June 30, 2015, and $20.5 million, or 32.9%, compared to September 30, 2014.
The following table summarizes average loans by category, excluding loans acquired in FDIC-assisted transactions, for the periods presented.

	For the Quarter Ended
($ in thousands)	September 30, 2015	June 30, 2015	September 30, 2014
Commercial	$554,242	$532,431	$532,466
SBA	148,961	150,117	150,078
Construction	151,280	141,914	111,477
Indirect automobile	1,483,378	1,405,266	1,200,523
Installment	13,758	13,162	15,739
Residential mortgage	510,814	450,173	285,743
Home equity lines of credit	93,675	85,053	74,872
Total average loans (including HFS)	$2,956,108	$2,778,116	$2,370,898

Deposits
Total deposits at September 30, 2015, of $2.9 billion increased $272.8 million, or 10.3%, compared to June 30, 2015, and $452.7 million, or 18.4%, compared to September 30, 2014.
The year over year net increase occurred primarily due to organic growth of $263.2 million, as well as the acquisition of deposits from eight branches in Florida during September 2015 of $151.3 million, and one branch in Florida during January 2015 of $38.2 million.
Time deposits increased by $72.7 million, or 8.6%, during the quarter and $186.4 million, or 25.6%, year over year. The change occurred primarily due to $43.2 million in time deposits acquired during the third quarter of 2015. Brokered deposits increased $20.0 million for the quarter and $78.2 million year over year, which were generally used to fund loan growth. The remaining increase is due to organic growth in time deposits.

Average core deposits, including noninterest-bearing demand deposits, grew by $71.6 million, or 4.0%, during the quarter and $261.8 million, or 16.3%, year over year, particularly in commercial accounts and through the acquisition of branch deposits discussed above.
The following table summarizes average deposit composition and average rate paid for the periods presented.

	For the Quarter Ended
	September 30, 2015			June 30, 2015			September 30, 2014
($ in millions)	Average Amount	Rate	Percent of Total Deposits	Average Amount	Rate	Percent of Total Deposits	Average Amount	Rate	Percent of Total Deposits
Noninterest-bearing demand deposits	$677.0	—%	24.8%	$650.5	—%	24.8%	$574.8	—%	25.4%
Interest-bearing deposits	881.5	0.25%	32.3%	843.2	0.24%	32.1%	712.1	0.24%	31.5%
Savings deposits	308.5	0.34%	11.3%	301.6	0.33%	11.5%	318.3	0.34%	14.1%
Time deposits	864.5	0.94%	31.6%	829.1	0.94%	31.6%	657.5	0.95%	29.0%
Total average deposits	$2,731.5	0.42%	100.0%	$2,624.4	0.41%	100.0%	$2,262.7	0.40%	100.0%

Borrowings
Other borrowings decreased by $166.3 million, or 54.8%, during the quarter and increased $60.8 million, or 79.6%, year over year. The quarterly decrease occurred due to the cash received in the acquisition of First Bank deposits used to pay off other borrowings, and the year over year increase occurred primarily to fund growth in loans noted above.
Subordinated debt increased by $74.0 million year over year due to the issuance of $75 million in subordinated notes, net of issuance costs, during May 2015. The additional subordinated debt was issued to support general corporate purposes and potential future acquisitions.
INCOME STATEMENT
Interest Income
Interest income was $29.6 million and $83.6 million for the quarter and nine months ended September 30, 2015, respectively, an increase of $3.7 million and $8.6 million, or 14.3% and 11.4%, respectively, as compared to the same periods in 2014. The increase was primarily due to a year over year increase in average loans of $589.7 million, or 26.7%, mainly in the indirect and mortgage portfolios, partially offset by a decrease in the yield on loans of 31 basis points, as new loans, on average, were originated at lower yields over the previous twelve months.
On a linked-quarter basis, interest income increased by $2.1 million, primarily due to a $178.0 million increase in average loans.
Interest Expense
Interest expense was $4.5 million and $10.9 million for the quarter and nine months ended September 30, 2015, an increase of $1.7 million and $2.7 million, or 63.5% and 32.9%, respectively, as compared to the same periods in 2014. These increases occurred primarily due to an increase in average other borrowings of $49.2 million and $115.0 million for the quarter and nine months ended September 30, 2015, compared to the same periods in 2014, used to fund growth in average loans, as well as an increase in average subordinated debt due to the addition of $75 million in subordinated debt in May 2015.
On a linked-quarter basis, interest expense increased by $958,000, or 27.4%, primarily due to the increase in the average balance of subordinated debt of $47.1 million for the quarter.

Net Interest Margin
The net interest margin was 3.16% and 3.25% for the quarter and nine months ended September 30, 2015, compared to 3.56% and 3.67% for the same periods in 2014. The decrease was primarily attributable to a decrease in the yield on total loans as new loans were originated at lower yields in 2015. Although the net interest margin decreased year over year, net interest income rose to $25.2 million and $73.0 million for the quarter and nine months ended September 30, 2015, compared to $23.3 million and $67.0 million for the same periods in 2014. These increases were due primarily to an increase of 22.0% and 22.9% in interest earning assets for the quarter and nine months ended September 30, 2015 compared to the same periods in 2014.
On a linked-quarter basis, the net interest margin remained relatively consistent, with a change of 8 basis points for the quarter.
Noninterest Income
Noninterest income was $30.6 million and $99.4 million for the quarter and nine months ended September 30, 2015, an increase of $2.7 million and $28.7 million, or 9.7% and 40.7%, respectively, as compared to the same periods in 2014. The increases were primarily related to increases in gains on the sale of mortgage loans as compared to the prior year.
Noninterest income from mortgage banking activities increased by $4.7 million and $26.4 million for the quarter and nine months, respectively, as gains on mortgage loan sales were $5.5 million and $23.4 million higher, for the quarter and nine months, respectively as compared to the same periods in 2014. Mortgage loan production for the quarter increased by $167.5 million, or 31.2%, to $703.6 million while mortgage loan sales for the quarter increased by $208.1 million, or 38.8%, to $744.6 million, as compared to the same period in 2014. Mortgage loan servicing revenue increased by $848,000 and $2.3 million to $4.1 million and $11.5 million for the quarter and nine months, respectively, as compared to the same periods in 2014, as the mortgage servicing portfolio grew to $6.4 billion at September 30, 2015.
Noninterest income from indirect lending activities was $4.0 million and $15.0 million for the quarter and nine months, a decrease of $2.3 million and increase of $0.4 million, respectively, as compared to the same periods in 2014. Gains on sales of indirect loans decreased by $2.6 million and $806,000 for the quarter and nine months, respectively, compared to the same periods in 2014 as demand for loan sales decreased as compared to the prior year. Indirect servicing fee income increased by $522,000 and $1.7 million for the quarter and nine months, as compared to the same periods in 2014, as the indirect servicing portfolio grew to $1.1 billion at September 30, 2015.
On a linked-quarter basis, noninterest income decreased by $6.1 million, or 16.6%, primarily attributable to a decrease in income from mortgage banking activities of $3.8 million, a decrease in income from indirect lending activities of $1.0 million, and a decrease of $1.5 million in other income, primarily due to a change in the gain on sale of real estate owned of $1.0 million. This decrease in noninterest income occurred primarily due to mortgage servicing rights impairment of $2.2 million at September 30, 2015 compared to a recovery of $2.6 million at June 30, 2015. See "Analysis of Mortgage Lending" tables below.
Noninterest Expense
Noninterest expense was $40.0 million and $119.8 million for the quarter and nine months ended September 30, 2015, an increase of $4.3 million and $17.7 million, or 12.2% and 17.4%, respectively, as compared to the same periods in 2014.

During the quarter, Fidelity Bank continued its strategy of increasing its footprint across a larger geographic area, and increasing production as well. This was the primary reason for increased noninterest expense in many areas. Salaries, benefits and commissions for the quarter and nine months increased $2.7 million and $14.0 million, or 11.99% and 22.03%, compared to the same periods in 2014. Occupancy expense for the quarter and nine months increased $816,000 and $1.7 million, or 23.2% and 18.2%, compared to the same periods in 2014. Other noninterest expense for the quarter and nine months ended September 30, 2015 increased by $731,000 and $1.7 million, or 8.2% and 6.5%, compared to the same periods in 2014.
On a linked-quarter basis, noninterest expense decreased by $1.1 million, or 2.7%, primarily due to a $2.4 million decrease in salaries, benefits and commissions, primarily due to decreased mortgage loan production, partially offset by an increase of $816,000 in occupancy costs and an increase of $479,000 in other expenses.
ABOUT FIDELITY SOUTHERN CORPORATION
Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and trust and wealth management services and credit-related insurance products through branches in Georgia and Florida, and an insurance office in Atlanta, Georgia. SBA, indirect automobile, and mortgage loans are provided throughout the South. For additional information about Fidelity's products and services, please visit the web site at www.FidelitySouthern.com.

This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” from Fidelity Southern Corporation’s 2014 Annual Report filed on Form 10-K with the Securities and Exchange Commission. Additional information and other factors that could affect future financial results are included in Fidelity's filings with the Securities and Exchange Commission.
-end-

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(UNAUDITED)

	As of or for the Quarter Ended			As of or for the Nine Months Ended
($ in thousands, except per share data)	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
INCOME STATEMENT DATA:
Interest income	$29,597	$27,516	$25,891	$83,599	$75,034
Interest expense	4,460	3,502	2,727	10,907	8,208
Net interest income	25,137	24,014	23,164	72,692	66,826
Provision for loan losses	1,328	(182)	1,859	1,254	(25)
Noninterest income	30,619	36,695	27,908	99,352	70,609
Noninterest expense	40,049	41,165	35,710	119,849	102,109
Net income	9,217	12,451	8,802	32,358	22,823
PERFORMANCE:
Earnings per common share - basic	$0.41	$0.58	$0.41	$1.48	$1.07
Earnings per common share - diluted	0.39	0.54	0.38	1.42	0.97
Book value per common share	$12.83	$12.90	$12.10	$12.83	$12.10
Tangible book value per common share	12.55	12.70	11.92	12.55	11.92
Cash dividends paid per common share	$0.10	$0.10	$0.09	$0.29	$0.21
Return on average assets	1.07%	1.55%	1.26%	1.33%	1.15%
Return on average shareholders' equity	12.69%	17.97%	13.79%	15.56%	12.46%
Net interest margin	3.16%	3.24%	3.56%	3.25%	3.67%
END OF PERIOD BALANCE SHEET SUMMARY:
Total assets	$3,499,465	$3,374,938	$2,861,569	$3,499,465	$2,861,569
Earning assets	3,237,110	3,118,065	2,652,462	3,237,110	2,652,462
Loans, excluding Loans Held-for-Sale	2,641,814	2,411,143	2,073,803	2,641,814	2,073,803
Total loans	2,981,465	2,885,410	2,398,245	2,981,465	2,398,245
Total deposits	2,912,038	2,639,248	2,459,291	2,912,038	2,459,291
Shareholders' equity	295,286	285,946	258,163	295,286	258,163
Assets serviced for others	7,777,854	7,292,561	6,275,893	7,777,854	6,275,893
DAILY AVERAGE BALANCE SHEET SUMMARY:
Total assets	$3,423,373	$3,228,867	$2,797,766	$3,251,132	$2,646,238
Earning assets	3,176,957	2,980,741	2,593,380	3,013,603	2,449,236
Loans, excluding Loans Held-for-Sale	2,516,582	2,361,146	2,045,464	2,392,970	1,955,314
Total loans	2,956,109	2,778,117	2,370,899	2,798,024	1,924,265
Total deposits	2,731,407	2,624,412	2,262,679	2,629,670	2,207,149
Shareholders' equity	288,220	277,961	253,211	277,993	244,899
Assets serviced for others	7,521,391	7,104,630	6,013,788	7,125,599	5,622,007
ASSET QUALITY RATIOS:
Net charge-offs/(recoveries), annualized to average loans	0.05%	(0.03)%	0.40%	0.10%	0.24%
Allowance to period-end loans	0.94%	0.97%	1.36%	0.94%	1.36%
Nonperforming assets to total loans, ORE and repossessions	1.86%	2.01%	3.08%	1.86%	3.08%
Allowance to nonperforming loans, ORE and repossessions	0.50x	0.48x	0.44x	0.50x	0.44x
SELECTED RATIOS:
Loans to total deposits	90.72%	91.36%	84.33%	90.72%	84.33%
Average total loans to average earning assets	93.05%	93.20%	91.08%	92.85%	78.57%
Noninterest income to total revenue	50.85%	57.15%	51.87%	54.31%	48.48%
Leverage ratio	9.41%	9.77%	10.64%	9.41%	10.64%
Common equity tier 1 capital	8.78%	8.96%	N/A	8.78%	N/A
Tier 1 risk-based capital	10.21%	10.46%	11.84%	10.21%	11.84%
Total risk-based capital	13.37%	13.71%	12.99%	13.37%	12.99%
Average equity to average assets	8.42%	8.61%	9.05%	8.55%	9.25%

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

($ in thousands)	September 30, 2015	June 30, 2015	September 30, 2014
ASSETS
Cash and cash equivalents	$87,373	$80,716	$91,565
Investment securities available-for-sale	155,749	140,878	156,331
Investment securities held-to-maturity	12,816	11,484	7,588
Loans held-for-sale	339,651	474,267	324,442
Loans	2,641,814	2,411,143	2,073,803
Allowance for loan losses	(24,750)	(23,425)	(28,297)
Loans, net of allowance for loan losses	2,617,064	2,387,718	2,045,506
Premises and equipment, net	69,356	65,485	59,650
Other real estate, net	14,707	16,070	26,999
Bank owned life insurance	66,008	65,511	34,279
Servicing rights	82,659	77,614	62,196
Other assets	54,082	55,195	53,013
Total assets	$3,499,465	$3,374,938	$2,861,569

LIABILITIES
Deposits
Noninterest-bearing demand deposits	$722,771	$646,340	$639,471
Interest-bearing deposits
Demand and money market	956,149	850,314	778,645
Savings	317,766	299,905	312,183
Time deposits	915,352	842,689	728,992
Total deposits	2,912,038	2,639,248	2,459,291
Other borrowings	137,186	303,521	76,402
Subordinated debt	120,289	120,277	46,297
Other liabilities	34,666	25,946	21,416
Total liabilities	3,204,179	3,088,992	2,603,406

SHAREHOLDERS' EQUITY
Preferred stock	—	—	—
Common stock	166,989	164,835	161,527
Accumulated other comprehensive income, net	2,702	2,472	2,367
Retained earnings	125,595	118,639	94,269
Total shareholders’ equity	295,286	285,946	258,163
Total liabilities and shareholders’ equity	$3,499,465	$3,374,938	$2,861,569

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the Quarter Ended			For the Nine Months Ended
($ in thousands, except per share data)	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
INTEREST INCOME
Loans, including fees	$28,462	$26,382	$24,690	$80,133	$71,282
Investment securities	1,108	1,120	1,183	3,413	3,676
Federal funds sold and bank deposits	27	14	18	53	76
Total interest income	29,597	27,516	25,891	83,599	75,034
INTEREST EXPENSE
Deposits	2,866	2,683	2,282	8,041	7,098
Other borrowings	179	161	163	517	276
Subordinated debt	1,415	658	282	2,349	834
Total interest expense	4,460	3,502	2,727	10,907	8,208
Net interest income	25,137	24,014	23,164	72,692	66,826
Provision for loan losses	1,328	(182)	1,859	1,254	(25)
Net interest income after provision for loan losses	23,809	24,196	21,305	71,438	66,851
NONINTEREST INCOME
Service charges on deposit accounts	1,230	1,195	1,141	3,508	3,209
Other fees and charges	1,327	1,274	1,140	3,767	3,160
Mortgage banking activities	20,799	24,617	16,135	66,734	40,292
Indirect lending activities	4,037	5,031	6,303	15,047	14,610
SBA lending activities	1,494	1,364	1,479	3,788	3,682
Bank owned life insurance	496	500	313	1,488	1,369
Securities gains	—	—	—	—	—
Other	1,236	2,714	1,397	5,020	4,287
Total noninterest income	30,619	36,695	27,908	99,352	70,609
NONINTEREST EXPENSE
Salaries and employee benefits	17,800	19,668	17,022	56,290	49,080
Commissions	7,270	7,794	5,363	21,224	14,443
Occupancy	4,270	3,454	3,467	11,206	9,477
Communication	1,083	1,102	963	3,133	2,829
Other	9,626	9,147	8,895	27,996	26,280
Total noninterest expense	40,049	41,165	35,710	119,849	102,109
Income before income tax expense	14,379	19,726	13,503	50,941	35,351
Income tax expense	5,162	7,275	4,701	18,583	12,528
NET INCOME	$9,217	$12,451	$8,802	$32,358	$22,823

EARNINGS PER SHARE:
Basic earnings per share	$0.41	$0.58	$0.41	$1.48	$1.07
Diluted earnings per share	$0.39	$0.54	$0.38	$1.42	$0.97
Weighted average common shares outstanding-basic	22,604	21,456	21,318	21,818	21,302
Weighted average common shares outstanding-diluted	23,562	23,082	23,463	22,733	23,446

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
LOANS BY CATEGORY
(UNAUDITED)

($ in thousands)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Commercial	$579,319	$533,853	$519,062	$524,145	$524,419
SBA	138,078	138,819	138,198	134,766	143,302
Total commercial and SBA loans	717,397	672,672	657,260	658,911	667,721
Construction loans	154,335	146,778	134,456	123,994	108,823
Indirect automobile	1,399,932	1,281,978	1,251,044	1,219,232	1,087,710
Installment	12,236	11,661	12,209	13,372	15,647
Total consumer loans	1,412,168	1,293,639	1,263,253	1,232,604	1,103,357
Residential mortgage	248,697	210,777	180,424	158,348	119,292
Home equity lines of credit	109,217	87,277	82,188	79,449	74,610
Total mortgage loans	357,914	298,054	262,612	237,797	193,902
Loans	2,641,814	2,411,143	2,317,581	2,253,306	2,073,803

Loans held-for-sale:
Residential mortgage	218,308	310,792	241,974	181,424	161,775
SBA	11,343	13,475	13,543	12,511	17,667
Indirect automobile	110,000	150,000	150,000	175,000	145,000
Total loans held-for-sale	339,651	474,267	405,517	368,935	324,442
Total loans	$2,981,465	$2,885,410	$2,723,098	$2,622,241	$2,398,245

Noncovered loans	$2,617,990	$2,385,489	$2,287,284	$2,218,493	$2,036,097
Covered loans	23,824	25,654	30,297	34,813	37,706
Loans held-for-sale	339,651	474,267	405,517	368,935	324,442
Total loans	$2,981,465	$2,885,410	$2,723,098	$2,622,241	$2,398,245

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	September 30, 2015	June 30, 2015	September 30, 2014
Balance at beginning of period	$23,425	$23,758	$28,912
Net charge-offs/(recoveries):
Commercial and SBA	(111)	(10)	1,337
Construction	(291)	(291)	(41)
Indirect automobile and installment loans	604	494	614
Mortgage	98	(3)	4
Covered	14	(298)	77
Acquired, noncovered	(1)	(52)	52
Total net charge-offs/(recoveries)	313	(160)	2,043
Provision for loan losses (1)	1,328	(183)	1,859
Increase/(decrease) in FDIC loss share receivable	310	(310)	(431)
Balance at end of period	$24,750	$23,425	$28,297

Net charge-offs/(recoveries), annualized to average loans	0.05%	(0.03)%	0.40%
Average loans	$2,516,582	$2,361,146	$2,045,464
Allowance for loan losses as a percentage of loans	0.94%	0.97%	1.36%

(1) Net of portion attributable to FDIC loss share receivable

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
NONPERFORMING AND CLASSIFIED ASSETS
(UNAUDITED)

($ in thousands)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
NONPERFORMING ASSETS
Nonaccrual loans	$29,374	$30,756	$32,432	$34,856	$36,489
Loans past due 90 days or more and still accruing	3,968	836	1,006	827	—
Repossessions	1,435	1,041	1,002	1,183	1,210
Other real estate (ORE)	14,707	16,070	19,988	22,564	26,999
Nonperforming assets	$49,484	$48,703	$54,428	$59,430	$64,698
NONPERFORMING ASSET RATIOS
Loans 30-89 days past due	$7,018	$3,653	$3,934	$4,565	$2,885
Loans 30-89 days past due to loans	0.24%	0.15%	0.17%	0.20%	0.14%
Loans past due 90 days or more and still accruing to loans	0.13%	0.03%	0.04%	0.04%	—%
Nonperforming assets to loans, ORE, and repossessions	1.86%	2.01%	2.33%	2.61%	3.08%

ASSET QUALITY RATIOS
Classified Asset Ratio (3)	17.56%	18.59%	20.45%	21.49%	25.36%
Nonperforming loans as a % of loans	1.26%	1.31%	1.44%	1.58%	1.76%
ALL to nonperforming loans	74.23%	74.15%	71.05%	71.32%	77.55%
Net charge-offs/(recoveries), annualized to average loans	0.05%	(0.03)%	0.29%	0.50%	0.40%
ALL as a % of loans	0.94%	0.97%	1.03%	1.13%	1.36%

CLASSIFIED ASSETS
Classified loans (1)	$47,906	$49,561	$52,684	$53,415	$61,161
ORE and repossessions	12,750	13,209	14,508	17,218	21,287
Total classified assets (2)	$60,656	$62,770	$67,192	$70,633	$82,448

(1) Amount of SBA guarantee included	$3,970	$5,256	$5,802	$5,271	$7,590
(2) Classified assets include loans having a risk rating of substandard or worse, both accrual and nonaccrual, repossessions and ORE, net of loss share.
(3) Classified asset ratio is defined as classified assets as a percentage of the sum of Tier 1 capital plus allowance for loan losses.

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF INDIRECT LENDING
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Average loans outstanding (1)	$1,486,077	$1,407,848	$1,389,570	$1,329,306	$1,204,314
Loans serviced for others	$1,117,721	$1,091,644	$1,025,569	$902,823	$863,931
Past due loans:
Amount 30+ days past due	$1,381	$1,098	$1,222	$1,547	$1,573
Number 30+ days past due	170	128	132	143	136
30+ day performing delinquency rate (2)	0.10%	0.08%	0.09%	0.11%	0.13%
Nonperforming loans	$810	$527	$778	$715	$795
Nonperforming loans as a percentage of period end loans (2)	0.06%	0.04%	0.06%	0.05%	0.06%
Net charge-offs	$605	$495	$866	$901	$612
Net charge-off rate (3)	0.17%	0.16%	0.36%	0.30%	0.23%
Number of vehicles repossessed during the period	120	106	134	128	136
Average beacon score of portfolio	755	755	755	753	751
Production by state:
Alabama	$20,886	$18,831	$22,056	$26,780	$27,845
Arkansas	46,704	39,174	35,786	41,912	47,894
North Carolina	21,484	20,536	21,809	25,059	29,781
South Carolina	13,339	16,021	16,273	16,132	22,189
Florida	98,087	91,725	96,688	102,465	128,729
Georgia	54,497	52,735	60,402	69,288	72,423
Mississippi	23,424	21,281	19,537	23,736	30,525
Tennessee	16,946	19,295	19,479	22,880	28,684
Virginia	14,829	16,349	16,919	18,590	20,903
Texas	37,673	35,739	41,527	50,987	49,868
Louisiana	24,490	24,095	21,042	13,531	12,597
Total production by state	$372,359	$355,781	$371,518	$411,360	$471,438
Loan sales	$142,132	$177,820	$219,784	$121,973	$244,556
Portfolio yield (1)	2.75%	2.79%	2.88%	3.07%	3.10%

(1)	Includes held-for-sale
(2)	Calculated by dividing loan category as of the end of the period by period-end loans including held for sale for the specified loan portfolio
(3)	Calculated by dividing annualized net charge-offs for the period by average loans held for investment during the period for the specified loan category

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF MORTGAGE LENDING
(UNAUDITED)

	For the Quarter Ended
($ in thousands)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Average loans outstanding (1)	$511,317	$449,097	$337,122	$300,652	$286,407
Loans serviced for others	$6,393,874	$5,942,063	$5,622,102	$5,413,781	$5,173,282
% of loan production for purchases	81.40%	73.95%	58.82%	74.93%	82.25%
% of loan production for refinance loans	18.60%	26.05%	41.18%	25.07%	17.75%
Production by region:
Georgia	$424,554	$468,795	$342,121	$311,846	$316,359
Florida/Alabama	53,815	58,607	51,590	42,485	31,642
Virginia/Maryland	147,387	182,850	158,289	126,151	127,721
North and South Carolina (2)	11,398	8,002	3,858	—	—
Total retail	637,154	718,254	555,858	480,482	475,722
Wholesale	66,490	70,169	57,125	34,961	60,393
Total production by region	$703,644	$788,423	$612,983	$515,443	$536,115
Loan sales	$744,621	$665,738	$552,085	$475,930	$536,490

INCOME FROM MORTGAGE BANKING ACTIVITIES
(UNAUDITED)

	For the Quarter Ended
(in thousands)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Marketing gain, net	$17,573	$17,099	$19,746	$12,076	$12,108
Origination points and fees	3,871	3,726	2,757	2,744	2,943
Loan servicing revenue	4,059	3,762	3,646	3,473	3,211
MSR amortization and impairment adjustments	(4,704)	30	(4,830)	(2,804)	(2,127)
Total mortgage banking activities	$20,799	$24,617	$21,319	$15,489	$16,135

Noncash items included in income from mortgage banking activities:
Capitalized MSR, net	$6,461	$5,829	$4,429	$3,333	$4,062
Valuation on MSR	(2,215)	2,611	(2,469)	(709)	(156)
Mark to market adjustments	(1,028)	(1,098)	3,967	588	(1,747)
Total noncash items	$3,218	$7,342	$5,927	$3,212	$2,159

(1) Includes held-for-sale
(2) Expanded into North and South Carolina in January 2015

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	For the Quarter Ended
	September 30, 2015			September 30, 2014
	Average	Income/	Yield/	Average	Income/	Yield/
($ in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income (1)	$2,956,109	$28,509	3.83%	$2,370,899	$24,732	4.14%
Investment securities (1)	163,523	1,150	2.79%	177,811	1,237	2.76%
Federal funds sold and bank deposits	45,265	27	0.24%	44,670	18	0.16%
Total interest-earning assets	3,164,897	29,686	3.72%	2,593,380	25,987	3.98%
Noninterest-earning assets:
Cash and due from banks	15,101			10,881
Allowance for loan losses	(23,830)			(28,570)
Premises and equipment, net	66,709			52,790
Other real estate	15,866			25,384
Other assets	184,630			143,901
Total assets	$3,423,373			$2,797,766
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$881,456	$548	0.25%	$712,121	$432	0.24%
Savings deposits	308,503	266	0.34%	318,261	272	0.34%
Time deposits	864,472	2,052	0.94%	657,527	1,578	0.95%
Total interest-bearing deposits	2,054,431	2,866	0.55%	1,687,909	2,282	0.54%
Other borrowings	254,558	179	0.28%	205,377	163	0.31%
Subordinated debt	120,279	1,415	4.67%	46,297	282	2.42%
Total interest-bearing liabilities	2,429,268	4,460	0.73%	1,939,583	2,727	0.56%
Noninterest-bearing liabilities and shareholders' equity:
Demand deposits	676,976			574,763
Other liabilities	28,909			30,209
Shareholders’ equity	288,220			253,211
Total liabilities and shareholders’ equity	$3,423,373			$2,797,766
Net interest income/spread		$25,226	2.99%		$23,260	3.42%
Net interest margin			3.16%			3.56%

(1) Interest income includes the effect of taxable-equivalent adjustment using a 35% tax rate.

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	For the Nine Months Ended
	September 30, 2015			September 30, 2014
($ in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans, net of unearned income(1)	$2,798,024	$80,270	3.84%	$2,208,317	$71,404	4.32%
Investment securities(1)	162,568	3,551	2.92%	177,169	3,741	2.82%
Fed funds sold and interest-bearing deposits	42,017	53	0.17%	57,061	76	0.18%
Total interest-earning assets	3,002,609	83,874	3.73%	2,442,547	75,221	4.12%
Noninterest-earning assets:
Cash and due from banks	14,996			13,991
Allowance for loan losses	(24,282)			(31,049)
Premises and equipment, net	63,191			50,028
Other real estate	18,786			26,759
Other assets	175,833			143,973
Total assets	$3,251,133			$2,646,249

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$846,090	$1,495	0.24%	$701,740	$1,405	0.27%
Savings deposits	306,495	768	0.34%	314,025	862	0.37%
Time deposits	832,423	5,778	0.93%	661,931	4,831	0.98%
Total interest-bearing deposits	1,985,008	8,041	0.54%	1,677,696	7,098	0.57%
Other borrowings	236,213	517	0.29%	121,208	276	0.30%
Subordinated debt	80,193	2,349	3.92%	46,297	834	2.40%
Total interest-bearing liabilities	2,301,414	10,907	0.63%	1,845,201	8,208	0.59%
Noninterest-bearing liabilities and shareholders' equity:
Demand deposits	644,662			529,450
Other liabilities	27,064			26,697
Shareholders’ equity	277,993			244,901
Total liabilities and shareholders’ equity	$3,251,133			$2,646,249
Net interest income/spread		$72,967	3.10%		$67,013	3.53%
Net interest margin			3.25%			3.67%
(1) Interest income includes the effect of taxable-equivalent adjustment using a 35% tax rate.